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                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


         As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56961) of Brigham Exploration Company and in the Registration Statement on Form S-8 (No. 333-70137) of Brigham Exploration Company of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.



/s/ Cawley, Gillespie & Associates, Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.


Fort Worth, Texas
March 26, 1999